SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 20, 2004

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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Item 5.	Other Events

On July 20, 2004, Federated Department Stores, Inc. ("Federated") announced that it is offering to purchase any and all of its outstanding 8.5 percent Senior Notes Due 2010. A copy of the press release announcing the tender offer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 20, 2004, Federated also announced that its board of directors has increased the authorization for repurchases of Federated common stock pursuant to Federated's existing repurchase program by an additional $750 million. A copy of the press release announcing the authorization increase is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated July 20, 2004.

		99.2	Press Release of Federated dated July 20, 2004.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: July 20, 2004	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary